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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 11,
2000, except for note 13, as to which the date is       2000, in the
Registration Statement (Form S-1) and the related Prospectus of 2Bridge, Inc.
for the registration of          shares of its common stock.

   Our audits also included the financial statement schedule of 2Bridge, Inc. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

Walnut Creek, California
March   , 2000


                               ----------------

   The foregoing consent is in the form that will be signed upon the effectiveness of the reverse stock split and approval of the certificate of incorporation in the State of Delaware as described in Note 13 to the financial statements.

Walnut Creek, California
March 13, 2000